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                                                                     EXHIBIT 5.1


                     [ILLINOIS TOOL WORKS INC. LETTERHEAD]


                                January 15, 1999


Illinois Tool Works Inc.
3600 West Lake Avenue
Glenview, IL  60025-5811

      Re:  $500,000,000 Debt Securities
           Registration Statement on Form S-3
           ----------------------------------

Ladies and Gentlemen:

      As General Counsel of Illinois Tool Works Inc., a Delaware corporation (the "Company"), I have participated in the Corporate and other proceedings taken by the Company to authorize the issuance and sale of up to $500,000,000 of debt securities (the "Debt Securities") pursuant to the Indenture dated as of November 1, 1986, as amended, between the Company and Harris Trust and Savings Bank, as Trustee. The Debt Securities are covered by the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission. I participated in the preparation of the Registration Statement and have examined such other documents and such legal authorities as I have deemed necessary for purposes of this opinion.

      Based upon the foregoing, I am of the opinion that when the Debt Securities have been duly executed, authenticated and delivered against receipt by the Company of the consideration therefor, such Debt Securities will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of the rights of creditors or by equitable principles, regardless of whether enforcement is sought in a proceeding in equity or at law.

      I consent to the use of my name in the Registration Statement and to the filing of this opinion as an Exhibit to such Registration Statement.


                                   Very truly yours,

                                   /s/ Stewart S. Hudnut
                                   ------------------------------
                                   Stewart S. Hudnut
                                   Senior Vice President, General
                                   Counsel & Secretary